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                                                                       EXHIBIT 5


                           THELEN REID & PRIEST LLP
                              40 West 57th Street
                           New York, NY  10019-4097




                                                     New York, New York
                                                     March 23, 1999


             CONSOL Energy Inc.
             Consol Plaza
             1800 Washington Road
             Pittsburgh, PA  15241

                  Re:  CONSOL Energy Inc.;
                       Registration Statement on Form S-1
                       ----------------------------------

             Ladies and Gentlemen:

                       We have acted as counsel to CONSOL Energy Inc., a
             Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering of 25,990,000 shares of Common Stock of the Company, par value $.01 per share, which are subject to an over-allotment option granted to the Underwriters (the "Shares").

                       In rendering this opinion, we have examined
             originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company, each as amended, and the proposed underwriting agreement among the Company and the representatives of the several Underwriters in the form filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement") and such other documents, corporate records, certificates of public officials and instruments as we have considered necessary or advisable for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies. We have not independently verified such information and assumptions.
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     CONSOL Energy Inc.
     Page -2-
     March 23, 1999



                       Subject to the foregoing, and based on such
             examination and review, we are of the opinion that:

                       1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                       2. The Shares, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

                       We are members of the Bar of the State of New
             York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to, any laws other than the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware.

                       We hereby consent to the filing of this opinion
             as Exhibit 5.1 to the Registration Statement, and to the reference therein to our firm under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                             Very truly yours,

                             /s/ Thelen Reid & Priest LLP